CANCER GENETICS INCORPORATED

Empowering Personalized Cancer Treatment









webcast link:

http://public.viavid.com/index.php?id=130945

Q2 2018 Earnin s

Tuesday – August 14, 2018 | 8:30am Eastern

CGIX NASDAQ LISTED

Forward-Looking Statements

These slides may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in revenues, margins, research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. tests and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, uncertainties with respect to evaluating strategic options, reimbursement risks for new tests, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

EVERYTHING WE DO IS FOCUSED

ON 1 KEY IDEA…

…DELIVER INNOVATION & PATIENT VALUE BY PROVIDING THE MOST COMPREHENSIVE CAPABILITIES FOR PRECISION ONCOLOGY DEVELOPMENT.


Health Care
Doctor
Hospital
Pharmacist
Nurse
Dentist
First Aid
Surgeon
Emergency
MEDICAL

Revenue & Growth Highlights

2ND QUARTER REVENUE


5-Year CAGR
36%
$1.5M
$4.2M
$7.0M
$6.6M
$7.0M
Q2 2014
Q2 2015
Q2 2016
Q2 2017
Q2 2018

1ST HALF YEAR REVENUE


5-Year CAGR
38%
$2.9M
$8.6M
$13.1M
$13.6M
$14.7M
1H 2014
1H 2015
1H 2016
1H 2017
1H 2018

FULL YEAR REVENUE


4-Year CAGR
30%
$10.2M
$18.0M
$27.0M
$29.0M
2014
2015
2016
2017

Revenues by Market & Customer Category


51%
30%
19%
Q2
2018
$7.0M


49%
31%
20%
1H
2018
$14.7M

$3.6M BIOPHARMA SERVICES

- Supports 249 clinical trials and studies focused on Solid Tumor and Blood Cancers, including 53 for immuno-oncology indications.

$2.1M CLINICAL SERVICES

- Over 16,400 tests performed in Q2 2018. Comprehensive test portfolio includes immuno-oncology and liquid biopsies.

$1.3M DISCOVERY SERVICES

- Supporting hundreds of clinical trials, driving support for molecular testing and bioinformatics for pre-clinical initiatives and therapeutic discovery.

Q2 2018 and Recent Operational Highlights

- **Strengthened leadership team** with appointment of **Michael McCartney as Chief Commercial Officer**.
- **Raised $2.5 million** through a convertible note financing.
- **Raised $1.9 million in April 2018** by the sale of a non-core asset (wholly-owned subsidiary Bio-Serve Biotechnologies (India) Pvt. Ltd.) to REPROCELL Inc.
- **Progressing the consolidation of the West Coast molecular profiling laboratory and relocation** of most of these activities to **New Jersey and North Carolina laboratories**, as part of 2018 transformation strategy.
  - The consolidation of this facility is expected to be complete by the end of the third quarter, and **reduce operating expenses by over $4 million annually** once completed.

Q2 2018 Financial Highlights

- Revenues of **$7.0 million**, **6% increase** or **$0.4 million** over **$6.6 million** in Q2 2017.
- **Biopharma Services** revenue totaled **$3.6 million** compared to **$3.3 million** in Q2 2017.
- **Clinical Services** revenue totaled **$2.1 million** compared to **$3.1 million** in Q2 2017. This decrease in revenue was primarily related to the adoption of ASC 606, and 18% decrease in test volume.
- **Discovery Services** revenue totaled **$1.3 million** compared to **$0.3 million** in Q2 2017.
- Total Operating expenses were **$7.4 million**, a **30% increase** compared to **$5.7 million** in Q2 2017.
- Net loss was **$3.6 million**, or **$0.13** per share for Q2 2018, compared to a net loss of **$2.8 million** or **$0.16** per share for Q2 2017.

Summary Statement of Operations

Income Statement Items ($ in Thousands)	Q2 2018	Q2 2017	1H 2018	1H 2017
Revenue	$7,036	$6,604	$14,703	$13,570
Gross Profit	$2,183	$2,570	$4,768	$5,327
Gross Margin (%)	31%	39%	32%	39%
Research & Development (R&D)	$673	$989	$1,354	$2,099
Sales & Marketing (S&M)	$1,341	$1,165	$2,932	$2,136
General & Administrative (G&A)	$5,419	$3,529	$10,679	$7,006
Operating (Loss)	($5,250)	($3,113)	($10,197)	($5,914)
Net (Loss)	($3,633)	($2,766)	($8,089)	($12,346)
Change in Fair Value of Derivative Securities	$2,218	$590	$2,927	($6,936)
Adjusted Net (Loss) (non GAAP)+	($5,851)	($3,356)	($11,016)	($5,410)

***+This is non GAAP measure.** The above table represents non-GAAP measures that management believes, given its magnitude, represents its earnings per share as unaffected by non-operating valuation adjustments to derivative instruments resulting from the Company's change in its share price, among other related factors.*

Biotech and Pharma Highlights:

Strong Year over Year & Quarterly Progress


TOTAL ACTIVE PROJECTS
400
350
300
250
200
150
100
50
170
308
67
241
342
93
249
Q2 2017
Q1 2018
Q2 2018


ACTIVE I/O PROJECTS
120
100
80
60
40
20
0
39
101
42
59
108
55
53
Q2 2017
Q1 2018
Q2 2018


BOOKINGS TO BILLING RATIO
3
2.5
2
1.5
1
0.5
0
2.2
1.2
2.5
Q2 2017
Q1 2018
Q2 2018

ANNUAL PROGRESS

- 2-fold increase in biopharma projects from 170 to 342 projects
- 2.8-fold increase in immuno-oncology projects from 39 to 108 projects
- Biopharma bookings to billing ratio of 2.5 on $9.1M of Q2 2018 bookings

QUARTERLY PROGRESS

- 11% increase in biopharma projects from 308 to 342 projects
- 7% increase in immuno-oncology projects with biopharma partners
- Record quarterly biopharma bookings of $9.1M, up 28.2% over previous record 2Q 2017 expected to drive future revenue

CGI vivoPharm

CANCER GENETICS INCORPORATED

CGIX NASDAQ LISTED

WWW.CGIX.COM
WWW.CANCERGENETICS.COM

RUTHERFORD, NJ, USA

CGI Headquarters
201 Route 17 North
Rutherford, NJ 07070

Phone: +1 201-528-9200

RALEIGH, NC, USA

Research Triangle Park
133 Southcenter Court
Morrisville, NC 27569

Phone: +1 919-465-0100

LOS ANGELES, CA, USA

1640 Marengo Street
Fourth Floor
Los Angeles, CA 90033

Phone: +1 323-224-3900

HERSHEY, PA, USA

1214 Research Boulevard
Hummelstown, PA
17036

Phone: +1 717-798-9990

SHANGHAI, CHINA

781 Cai Lun Road, Room 803
Shanghai 201203
P.R. China

Phone: +86 21-5049-5700

MUNICH, GERMANY

Grillparzerstrasse 25
81675 Munich
Germany

Phone: +49 891-2228-7690

MELBOURNE, AUSTRALIA

240 Plenty Rd, Level 3, Suite S29
Bundoora, VIC 3083
Australia

Phone: +61 3-9988-1800